UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of report (Date of earliest event reported) - May 13, 2005 (May 11, 2005)




                              RF MONOLITHICS, INC.
               (Exact name of Registrant as Specified in Charter)




       Delaware                    0-24414                    75-1638027
       ---------                   -------                    ----------
State or other jurisdiction      (Commission                (IRS Employer
     of incorporation            File Number)             Identification  No.)


                      4441 Sigma Road, Dallas, Texas 75244
               (Address of Principal Executive Offices) (Zip Code)



Registrant's telephone number, including area code            (972)-233-2903
                                                              --------------



                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

 On May 11, 2005, the Board of Directors, upon recommendation of the Board's Compensation Committee, approved the accelerated vesting of certain unvested and "out-of-the-money" stock options held by employees, executive officers and non-employee directors with exercise prices greater than $5.98 per share, which was the closing sales price of RFM's common stock on the Nasdaq National Market on May 11, 2005. As a result of this vesting acceleration, which became effective on May 12, 2005, options to purchase approximately 300,000 shares of RFM common stock that would otherwise have vested at various times within the next four years became fully vested.

The decision to accelerate these unvested options was made primarily to reduce compensation expense that might be recorded in future periods following our adoption of SFAS 123(R) beginning with our next fiscal year, which starts on September 1, 2005. Accelerating the vesting of these stock options will reduce the Company's aggregate compensation expense in future periods by a total of approximately $0.9 million, before taxes, based upon value calculations using the Black-Scholes methodology (approximately $309,000 in fiscal-year 2006, $308,000 in fiscal-year 2007, $210,000 in fiscal-year 2008, and $48,000 in fiscal-year 2009).

"We are exploring alternatives to our current practices for providing incentives to our team," said David Kirk, the Company's Chief Executive Officer. "The new SFAS 123(R) will change the way we record such expenses, so we are exploring what changes, if any, are needed going forward. We believe equity-based compensation has been particularly well accepted by our employees and the investment community. We expect that our future equity-based compensation plans will be structured to achieve many of the same benefits as our historical stock option grants."

The Company will disclose the pro forma effect of this compensation expense in the pro forma footnote disclosure in its fiscal year 2005 annual report, as permitted under the transition guidance provided by the FASB.

9.01  Exhibits

                  (c)      Exhibits.
                           Exhibit       Description
                           ----------    -----------
                           99            Registrant's Press Release,
                                         dated May 13, 2005, announcing
                                         option acceleration.




                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      RF MONOLITHICS, INC.




                                      By:      /s/ Harley E Barnes, III
                                           --------------------------------
                                               Harley E Barnes, III
                                               Chief Financial Officer




Date: May 13, 2005

                                  EXHIBIT INDEX


Exhibit                      Description
-------                      -----------
99                           Registrant's Press Release, dated
                             May 13, 2005, announcing option acceleration.